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                                                                  EXHIBIT 3.1(a)
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         SECURE COMMERCE SERVICES, INC.


         Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "GCL"), as amended, the undersigned, being the president of Secure Commerce Services, Inc., does hereby certify:

         1. The name of the corporation is Secure Commerce Services, Inc. The date of filing of the original Certificate of Incorporation of the corporation was January 22, 1999, and the date of filing of the Amended and Restated Certificate of Incorporation of the corporation was May 28, 1999.

         2. The text of the Amended and Restated Certificate of Incorporation is hereby restated and further amended and supplemented to read as follows:

         FIRST: NAME: The name of the corporation (herein referred to as the "CORPORATION") is SECURE COMMERCE SERVICES, INC.

         SECOND: REGISTERED OFFICE AND AGENT: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: PURPOSES: The nature of the business of the Corporation is to engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and exercise all of the powers and privileges granted under such law and the other laws of the State of Delaware.

         FOURTH: AUTHORIZED CAPITAL: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 63,500,000 divided into two (2) classes, (i) the first class consisting of 40,000,000 shares of common stock, $.0001 par value per share (the "COMMON STOCK"), or an aggregate par value of $4,000 and (ii) the second class consisting of 23,500,000 shares of preferred stock, $0.001 par value per share (the "PREFERRED STOCK"), or an aggregate par value of $2,350, all of which are designated in series as set forth below.

         The following is a statement of the powers, privileges and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of capital stock of the Corporation.
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A.       COMMON STOCK.

         1. GENERAL. The voting, dividend and liquidation rights of the holders of shares of Common Stock are subject to, and qualified by, the rights of the holders of the Preferred Stock of any series.

         2. VOTING. The holders of the Common Stock are entitled to one vote for each share held at each meeting of stockholders of the Corporation (and written actions in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. There shall be no cumulative voting and at any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Common Stock then outstanding shall constitute a quorum of the Common Stock for the purpose of electing directors by holders of the Common Stock. The holders of Common Stock shall not vote as a separate class on increases or decreases in the number of authorized shares of Common Stock, but shall instead vote together with the Preferred Stock as a class on such increase or decrease.

         3. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as, if and when determined by the Board of Directors and approved by the holders of 70% of the shares of Preferred Stock in accordance with Section B.4 hereof and subject to any preferential dividend rights of any then outstanding Preferred Stock.

         4. LIQUIDATION. Upon the voluntary or involuntary liquidation, sale, merger, consolidation, dissolution or winding up of the Corporation, holders of shares of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.       PREFERRED STOCK.

         The Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

         1.       DESIGNATION OF THE SERIES; RANK.

                  (a) 2,000,000 shares of such Preferred Stock shall be designated as "Series A Convertible Preferred Stock" (the "SERIES A PREFERRED STOCK"). The issuance price of the Series A Preferred Stock shall be $0.50 per share (the "ORIGINAL SERIES A PURCHASE PRICE"). The Series A Preferred Stock shall rank pari passu to the Series B Preferred Stock and the Series C Preferred Stock (each as defined below) and senior to the Common Stock and any other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up. The date on which the first share of Series A Preferred Stock was issued shall hereinafter be referred to as the "ORIGINAL SERIES A ISSUE DATE".


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                  (b)      8,000,000 shares of such Preferred Stock shall be
                           designated as "Series B Convertible Preferred Stock" (the "SERIES B PREFERRED STOCK"). The issuance price of the Series B Preferred Stock shall be $0.82 per share (the "ORIGINAL SERIES B PURCHASE PRICE"). The Series B Preferred Stock shall rank pari passu to the Series A Preferred Stock and Series C Preferred Stock (as defined below) and senior to the Common Stock and any other capital stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution or winding up. The date on which the first share of Series B Preferred Stock was issued shall hereinafter be referred to as the "ORIGINAL SERIES B ISSUE DATE".

                  (c) 13,500,000 shares of such Preferred Stock shall be designated as "Series C Convertible Preferred Stock" (the "SERIES C PREFERRED STOCK"). The issuance price of the Series C Preferred Stock shall be $2.26 per share (the "ORIGINAL SERIES C PURCHASE PRICE"). The Series C Preferred Stock shall rank pari passu to the Series A Preferred Stock and Series B Preferred Stock and senior to the Common Stock and any other capital stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation, dissolution or winding up. The date on which the first share of Series C Preferred Stock was issued shall hereinafter be referred to as the "ORIGINAL SERIES C ISSUE DATE".

                  (d) The Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall hereinafter be collectively referred to as the "PREFERRED STOCK".

         2.       DIVIDENDS.

                  (a) If the Corporation's board of directors declares or the Corporation pays any dividends with respect to the Common Stock (whether payable in cash, securities or other property except for dividends payable solely in shares of Common Stock), the Corporation shall be deemed to have declared with respect to all shares of Series A Preferred Stock outstanding, and the Corporation shall pay to each holder of shares of Series A Preferred Stock, dividends in an amount equal to the product of (i) the amount of dividends so declared or paid with respect to each share of Common Stock and (ii) the number of shares of Common Stock (including fractions thereof) issuable upon conversion of the shares of Series A Preferred Stock held by such holder on the record for such dividend with respect to the Common Stock.

                  (b) Holders of Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the rate per annum of $0.0574 per share (the "SERIES B DIVIDENDS") to be paid (a) when and if declared by the Board of Directors, (b) upon a Liquidation (as defined below), or (c) upon a redemption of the Series B Preferred Stock pursuant to Section B.7 hereof. Series B Dividends shall be non-cumulative. No dividends may be declared and/or paid with respect to the Common Stock until all Series B Dividends have been paid in full. The Series B Dividends shall rank pari passu with the Series C Dividends (as defined below). In addition to Series B Dividends, the Series B Preferred Stock shall rank pari


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passu in any dividends declared with respect to the Common Stock. If the
Corporation's board of directors declares or the Corporation pays any dividends with respect to the Common Stock (whether payable in cash, securities or other property except for dividends payable solely in shares of Common Stock), the Corporation shall be deemed to have declared with respect to all shares of Series B Preferred Stock outstanding, and the Corporation shall pay to each holder of shares of Series B Preferred Stock, dividends in an amount equal to the product of (i) the amount of dividends so declared or paid with respect to each share of Common Stock and (ii) the number of shares of Common Stock (including fractions thereof) issuable upon conversion of the shares of Series B Preferred Stock held by such holder on the record for such dividend with respect to the Common Stock.

                  (c) Holders of Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the rate per annum of $0.1582 per share (the "SERIES C DIVIDENDS") to be paid (a) when and if declared by the Board of Directors, (b) upon a Liquidation (as defined below), or (c) upon a redemption of the Series C Preferred Stock pursuant to Section B.7 hereof. Series C Dividends shall be non-cumulative. No dividends may be declared and/or paid with respect to the Common Stock until all Series C Dividends have been paid in full. The Series C Dividends shall rank pari passu with the Series B Dividends. In addition to Series C Dividends, the Series C Preferred Stock shall rank pari passu in any dividends declared with respect to the Common Stock. If the Corporation's board of directors declares or the Corporation pays any dividends with respect to the Common Stock (whether payable in cash, securities or other property except for dividends payable solely in shares of Common Stock), the Corporation shall be deemed to have declared with respect to all shares of Series C Preferred Stock outstanding, and the Corporation shall pay to each holder of shares of Series C Preferred Stock, dividends in an amount equal to the product of (i) the amount of dividends so declared or paid with respect to each share of Common Stock and (ii) the number of shares of Common Stock (including fractions thereof) issuable upon conversion of the shares of Series C Preferred Stock held by such holder on the record for such dividend with respect to the Common Stock.

                  (d) Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as, if and when determined by the Board of Directors and approved by the holders of Preferred Stock in accordance with Section B.4 hereof and subject to any preferential dividend rights of any then outstanding Preferred Stock.

         3.       LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) In the event of any voluntary or involuntary liquidation, an Acquisition Event (as defined in Section 3(d) below), dissolution or winding up of the Corporation (a "LIQUIDATION"), before any distribution of assets shall be made to the holders of Common Stock, the holder of each share of Series A Preferred Stock then outstanding shall be entitled (if it does not elect to convert its shares of Preferred Stock into Common Stock pursuant to Section B.5 below) to be paid out of the assets of the Corporation available for distribution to its stockholders (the "AVAILABLE ASSETS") an amount equal to the Original Series A Purchase Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares of Series A Preferred Stock) plus all declared but


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unpaid dividends on such share (such amount being referred to as the "SERIES A
LIQUIDATION PREFERENCE"); the holder of each share of Series B Preferred Stock then outstanding shall be entitled to be paid out of the Available Assets an amount equal to the Original Series B Purchase Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares of Series B Preferred Stock) plus all declared but unpaid dividends on such share (such amount being referred to as the "SERIES B LIQUIDATION PREFERENCE"); and the holder of each share of Series C Preferred Stock then outstanding shall be entitled to be paid out of the Available Assets an amount equal to the Original Series C Purchase Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares of Series C Preferred Stock) plus all declared but unpaid dividends on such share (such amount being referred to as the "SERIES C LIQUIDATION PREFERENCE"). If upon any such Liquidation, the Available Assets shall be insufficient to pay the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall share ratably in the distribution of the Available Assets in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                  (b) After the payments set forth in Section 3(a) have been made in full, the holders of Common Stock and the holders of Preferred Stock shall share the remaining Available Assets on a pro rata basis, with the amount distributable computed on the basis of the number of shares of Common Stock which would be held by such holders of Preferred Stock if immediately prior to the Liquidation all of the shares of the Preferred Stock had been converted into shares of Common Stock; provided, that, the holders of Series A Preferred Stock shall receive distributions pursuant to Sections 3(a) and 3(b) only until each holder of Series A Preferred Stock shall have received a total of $1.50 per share (as appropriately adjusted for any stock split, stock dividend, split-up, recapitalization, merger, consolidation, business combination or the like); the holders of Series B Preferred Stock shall receive distributions pursuant to Sections 3(a) and 3(b) only until each holder of Series B Preferred Stock shall have received a total of $2.46 per share (as appropriately adjusted for any stock split, stock dividend, split-up, recapitalization, merger, consolidation, business combination or the like); and the holders of Series C Preferred Stock shall receive distributions pursuant to Sections 3(a) and 3(b) only until each holder of Series C Preferred Stock shall have received a total of $6.78 per share (as appropriately adjusted for any stock split, stock dividend, split-up, recapitalization, merger, consolidation, business combination or the like).

                  (c) Nothing set forth in Section 3(b) above is intended to restrict the distribution that would be received by a holder of Preferred Stock if, prior to payment pursuant to this Section B.3, such holder elected to convert its shares of Preferred Stock into Common Stock pursuant to Section B.5 below.

                  (d) The merger, reorganization or consolidation of the Corporation into or with another corporation (except if the Corporation is the surviving entity) or other similar


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transaction or series of related transactions in which 50% or more of the voting power of the Corporation is disposed or in which the stockholders of the Corporation immediately prior to such merger, reorganization or consolidation own less than 50% of the Corporation's voting power immediately after such merger, reorganization or consolidation, or the sale of all or substantially all the assets of the Corporation (any such event an "ACQUISITION EVENT"), shall be deemed to be a Liquidation for purposes of this Certificate of Incorporation, unless the holders of 70% of the then outstanding shares of Preferred Stock, acting together as a single class, elect otherwise by giving written notice thereof to the Corporation at least three days before the effective date of such event. The amount deemed distributed for purposes of determining the Liquidation Preference for the holders of shares of Preferred Stock upon any Acquisition Event shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation, including a majority of the Preferred Directors, including at least one Series B Director and one Series C Director.

                  (e) Written notice of such Liquidation, stating a payment date, the Liquidation Preference and the place where said Liquidation Preference shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of the Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

       4.       VOTING.

                (a) Each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held of record by such holder are convertible (as adjusted from time to time pursuant to Section B.5 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law and by the provisions of Subsection B.4(b) or B.4(c) below, the holders of shares of Preferred Stock shall vote together with the holders of Common Stock as a single class.

                (b) (i) Effective with the date of filing of this Amended and Restated Certificate of Incorporation the Board of Directors shall consist of seven (7) directors. The holders of the shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation (the "SERIES C PREFERRED DIRECTORS"). The holders of the shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation (the "SERIES B PREFERRED DIRECTORS"). The holders of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the "SERIES A PREFERRED DIRECTOR" and together with the Series B Preferred Directors and the Series C Preferred Directors, the "PREFERRED DIRECTORS"). The holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation.


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                    (ii) At any meeting held for the purpose of electing
directors, the presence in person or by proxy of the holders of two-thirds (2/3) of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the purpose of electing the Series A Preferred Director and for all such votes upon which the holders of shares of Series A Preferred Stock vote as a single class. A vacancy in any directorship filled by the holders of the Series A Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of Series A Preferred Stock.

                    (iii) At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of two-thirds (2/3) of the shares of Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the purpose of electing the Series B Preferred Directors and for all such votes upon which the holders of shares of Series B Preferred Stock vote as a single class. A vacancy in any directorship filled by the holders of the Series B Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of Series B Preferred Stock.

                    (iv) At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of two-thirds (2/3) of the shares of Series C Preferred Stock then outstanding shall constitute a quorum of the Series C Preferred Stock for the purpose of electing the Series C Preferred Directors and for all such votes upon which the holders of shares of Series C Preferred Stock vote as a single class. A vacancy in any directorship filled by the holders of the Series C Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of Series C Preferred Stock.

                (c) The Corporation shall not, without first obtaining the written consent or affirmative vote of the holders of at least 70% of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a class:

                    (i) authorize or issue any other class or series of stock on parity with or senior to the Series A Preferred Stock or take other actions materially affecting the rights, powers or privileges of the Series A Preferred Stock;

                    (ii) increase the authorized number of shares of the Series A Preferred Stock or any other class of preferred stock of the Corporation; or

                    (iii) amend this Section B.4(c).

For the purposes of this Section B.4(c), without limiting the generality of the foregoing, the creation, authorization or issuance of any class or series of capital stock with preference or priority over the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Preferred Stock.

                (d) The Corporation shall not, without first obtaining the written consent or affirmative vote of the holders of at least 70% of the then outstanding shares of Series B


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Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a class:

                    (i) authorize or issue any other class or series of stock on parity with or senior to the Series B Preferred Stock or take other actions materially affecting the rights, powers or privileges of the Series B Preferred Stock;

                    (ii) increase the authorized number of shares of the Series B Preferred Stock or any other class of preferred stock of the Corporation; or

                    (iii) amend this Section B.4(d).

For the purposes of this Section B.4(d), without limiting the generality of the foregoing, the creation, authorization or issuance of any class or series of capital stock with preference or priority over the Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series B Preferred Stock.

                (e) The Corporation shall not, without first obtaining the written consent or affirmative vote of the holders of at least 70% of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a class:

                    (i) authorize or issue any other class or series of stock on parity with or senior to the Series C Preferred Stock or take other actions materially affecting the rights, powers or privileges of the Series C Preferred Stock;

                    (ii) increase the authorized number of shares of the Series C Preferred Stock or any other class of preferred stock of the Corporation; or

                    (iii) amend this Section B.4(e).

For the purposes of this Section B.4(e), without limiting the generality of the foregoing, the creation, authorization or issuance of any class or series of capital stock with preference or priority over the Series C Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series C Preferred Stock.

                (f) The Corporation shall not, without first obtaining the written consent or affirmative vote of the holders of at least 70% of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, together as a class:

                    (i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-Laws of the Corporation that affects the Preferred Stock, except with respect to those subjects reserved for voting by series, as provided in Sections 4(b) through 4(e), above;


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                    (ii) merge with or into or consolidate with any other
corporation (except if the Corporation is the surviving entity) or enter into any other similar transaction or series of related transactions in which 50% or more of the voting power of the Corporation is disposed of, or all or substantially all of the assets of the Corporation are sold;

                    (iii) effectuate a liquidation, dissolution or winding up of the Corporation, including but not limited to a Liquidation;

                    (iv) repurchase shares of the Corporation's capital stock except for unvested shares purchased from former employees at a price not exceeding the price at which such former employees purchased such shares;

                    (v) effectuate a reclassification or recapitalization of the outstanding capital stock of the Corporation;

                    (vi) change the authorized number of members of the Board of Directors from seven (7);

                    (vii) declare or pay any dividend, other than as set forth in this Certificate of Incorporation; or

                    (viii) increase or decrease the number of authorized shares of Common Stock.

       5. OPTIONAL CONVERSION. The holders of shares of Preferred Stock shall have conversion rights as follows (the "CONVERSION RIGHTS"):

                (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Purchase Price by the Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Preferred Stock without payment of additional consideration by the holder thereof (the "CONVERSION PRICE") shall initially be $0.50 in the case of the Series A Preferred Stock, $0.82 in the case of the Series B Preferred Stock and $2.26 in the case of Series C Preferred Stock. Such initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

                    Upon a Liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on Liquidation to the holders of shares of Preferred Stock.

                (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the shares of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Whether or not a holder would otherwise be


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entitled to a fractional share shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                (c) Mechanics of Conversion.

                    (i) In order for a holder of shares of Preferred Stock to convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock at the office of the transfer agent for the shares of Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney-in-fact duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the "CONVERSION DATE"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver to such holder of shares of Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. If the number of shares of Preferred Stock represented by the certificates for the Preferred Stock submitted for conversion shall be greater than the number of shares of Preferred Stock being converted, the Corporation shall, when delivering the shares of Common Stock upon any such conversion, issue and deliver to the holder thereof a new certificate representing the number of shares of Preferred Stock which shall not have been converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. Other than as set forth in Section B.6 below, if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), the conversion may, at the option of any holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person entitled to receive the Common Stock issuable upon such conversion of the shares of Preferred Stock shall not be deemed to have converted such shares of Preferred Stock until immediately prior to the closing of such sale of securities.

                    (ii) The Corporation shall, at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the shares of Preferred Stock, the Corporation will take any corporate action


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that may, in the opinion of its counsel, be necessary in order that the
Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                    (iii) Upon any such conversion, no adjustment to the Conversion Price shall be made for, nor shall any payment be made of, any declared and unpaid dividends on the shares of Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                    (iv) All shares of Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to eliminate the authorized Preferred Stock or reduce the authorized number thereof as may be appropriate accordingly.

                (d) Adjustments to Conversion Price for Diluting Issues:

                    (i) Special Definitions. For purposes of this Subsection B.5(d), the following definitions shall apply:

                        (A) "OPTION" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (as defined below) or restricted stock, excluding rights, options or warrants approved by the Board of Directors and issued in connection with: (1) grants to purchase up to 1,974,807 shares of Common Stock (as adjusted for stock splits, recapitalizations and similar events) to employees, directors or consultants of the Corporation pursuant to a stock option plan or similar compensation arrangement adopted by the Board of Directors; (2) equipment leases approved by the Board of Directors, including at least a majority of the Preferred Directors, including at least one Series B Director and one Series C Director; (3) credit lines approved by the Board of Directors, including at least a majority of the Preferred Directors, including at least one Series B Director and one Series C Director; (4) strategic partnerships approved by the Board of Directors, including at least a majority of the Preferred Directors, including at least one Series B Director and one Series C Director, in an amount such that rights, options and warrants granted related to such strategic partnerships do not exceed 1,670,919 in the aggregate (as adjusted for stock splits, recapitalizations and similar events); or (5) acquisitions approved by the Board of Directors, including at least a majority of the Preferred Directors, including at least one Series B Director and one Series C Director, and any shares issued upon exercise of such options or warrants (such excluded options, warrants and shares, the "RESERVED OPTION SHARES").

                        (B) "ORIGINAL ISSUE DATE" shall mean the date on which a share of Preferred Stock was first issued.

                        (C) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                        (D) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Subsection B.5(d)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than:

       (I) shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock outstanding on the Original Issue Date of the Series C Preferred Stock or issuable upon conversion of warrants outstanding on the Original Issue Date of the Series C Preferred Stock;

       (II) shares of Common Stock issued or issuable as a dividend or distribution on Preferred Stock;

       (III) the Reserved Option Shares; or

       (IV) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (I), (II) and (III) or this clause (IV).

                    (ii) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the shares of Preferred Stock are convertible shall be made, by adjustment in the applicable Conversion Price thereof, unless the Net Consideration Per Share (determined pursuant to Subsection B.5(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Share.

                    (iii) Issue of Options and Convertible Securities Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                          (A) no further adjustment in the Conversion Price
shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities and, upon the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding; and

                          (B) if such Options or Convertible Securities by their
terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided that no readjustment pursuant to this clause
(B) shall have the effect of increasing the Conversion Price to an amount that exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                    (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection B.5(d)(iii)), without consideration or for a Net Consideration Per Share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest tenth of a cent) determined by multiplying the Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price in effect prior to such issue; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection B.5(d)(iv), (I) all shares of Common Stock issuable upon conversion of shares of Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding, and (II) immediately after any Additional Shares of Common Stock are deemed issued pursuant to Subsection B.5(d)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                    (v) Determination of Consideration. For purposes of this Subsection B.5(d), the "NET CONSIDERATION PER SHARE" shall mean the per share consideration received by the Corporation for the issue of any Additional Shares of Common Stock and shall be computed as follows:

                        (A) Cash and Property: Such consideration shall:

       (I) insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or dividends;

       (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

       (III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board.

                        (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection B.5(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                           (x) the total amount, if any, received or receivable
by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                           (y) the maximum number of shares of Common Stock (as
set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                    (vi) Adjustment for Combinations or Consolidation of Common Stock. If, at any time after the Original Issue Date, the number of shares of Common Stock outstanding are decreased by a combination of the outstanding shares of Common Stock, then following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the applicable Conversion Price shall be increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                    (vii) Adjustment for Stock Dividends, Splits, Etc. If the Corporation shall at any time after the applicable Original Issue Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of shares of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend, if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                    (viii) Adjustment for Merger or Reorganization, etc. In case of any consolidation, recapitalization or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a subdivision or combination provided for elsewhere in this Section B.5 and other than a consolidation, merger or sale that is treated as a Liquidation pursuant to Section B.3), each share of Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such shares of Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors ) shall be made in the application of the provisions in this Section B.5 set forth with respect to the rights and interest thereafter of the holders of the shares of Preferred Stock, to the end that the provisions set forth in this Section B.5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the shares of Preferred Stock.

                (e) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section B.5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the shares of Preferred Stock against impairment.

                (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section B.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that then would be received upon the conversion of the shares of Preferred Stock.

                (g) Notice of Record Date.  In the event:

                         (i) that the Corporation takes a record of the holders
of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or any other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

                         (ii) that the Corporation subdivides or combines its
outstanding shares of Common Stock;

                         (iii) of any reclassification of the Common Stock of
the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                         (iv) of the involuntary or voluntary dissolution,
liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Preferred Stock, and shall cause to be mailed to the holders of the Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                              (A) the record date of such dividend,
distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                              (B) the date on which such reclassification,
consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

       6.       AUTOMATIC CONVERSION.

                (a) Triggering Event. All outstanding shares of Preferred Stock shall automatically convert to shares of Common Stock, at the then effective Conversion Price pursuant to Section 5, upon the first to occur of: (i) the consummation of an underwritten public offering pursuant to an effective registration statement under the Securities Act, resulting in at least $20,000,000 of gross proceeds to the Corporation, at a price of at least $7.00 per share (subject to adjustment for any stock splits, stock dividends, combinations and other similar capitalizations affecting such shares); and (ii) authorization of such conversion by written consent of the holders of at least 70% of the outstanding shares of Preferred Stock voting together as a class.

                (b) No Further Action. In the case of an automatic conversion pursuant to this Section B.6, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, that the Corporation shall not be obligated to issue to any holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Preferred Stock are delivered either to the Corporation or any transfer agent of the Corporation.

                (c) Surrender of Certificates; Retirement and Cancellation of Converted Shares. All certificates evidencing shares of Preferred Stock that are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action as may be necessary to reduce the authorized Preferred Stock accordingly.

                7.       REDEMPTION.

                         (a) At any time following the fifth anniversary of the
Original Issue Date of the first share of Series C Preferred Stock, (i) the holders of two-thirds of the outstanding shares of the Series A and Series B Preferred Stock shall have the right, and (ii) the holders of a majority of the outstanding shares of Series C Preferred Stock shall have the right, respectively, to require the Corporation to redeem shares of Preferred Stock as described in this Section B.7 at the Redemption Price (as defined below) by delivering written notice to the Corporation (a "REDEMPTION ELECTION"), provided, however, that the Corporation shall not be required to make a redemption not in accordance with the GCL.

                         (b) Upon the delivery of a Redemption Election, the
Corporation shall notify promptly all holders of shares of Preferred Stock in writing (the "REDEMPTION NOTICE") of the delivery of the Redemption Election.

                         (c) The holders of shares of Series A and Series B
Preferred Stock or Series C Preferred Stock, as applicable, may elect to sell to the Corporation all or a portion of their shares of Preferred Stock by delivering written notice to the Corporation within 15 days after receipt of the Redemption Notice. Subject to the provisions hereof, within 30 days thereafter, the Corporation shall purchase, and all such electing holders of Preferred Stock shall sell, the portion of such shares that the holders thereof have elected to sell to the Corporation at a time and place mutually agreeable to the Corporation and the holders of the Series A and Series B Preferred Stock or Series C Preferred Stock, as applicable (the "REDEMPTION CLOSING"). The Corporation shall notify all holders of Preferred Stock of the date and place of the Redemption Closing at least seven days prior to the Redemption Closing.

                         (d) At the Redemption Closing, the holders of Preferred
Stock shall deliver to the Corporation certificates representing the shares of Preferred Stock that they have elected to sell to the Corporation, and the Corporation shall deliver to each such holder one-third of the Redemption Price for each share of Preferred Stock to be sold to the Corporation by cashier's or certified check or by wire transfer of immediately available funds to an account designated by such holder. In addition, on each of the first and second anniversaries of the Redemption Closing, the Corporation shall deliver to each holder of Preferred Stock that delivered shares at the Redemption Closing, one-third of the Redemption Price for each such share of Preferred Stock by cashier's or certified check or by wire transfer of immediately available funds to an account designated by such holder.

                         (e) The "REDEMPTION PRICE" of:

                         (i) a share of Series A Preferred Stock means the
amount equal to the Original Series A Purchase Price, plus any declared but unpaid dividends on such share;

                         (ii) a share of Series B Preferred Stock means the
Original Series B Purchase Price plus any declared but unpaid dividends on such share; and

                         (iii) a share of Series C Preferred Stock means the
Original Series C Purchase Price plus any declared but unpaid dividends on such share.

         FIFTH.   BOARD OF DIRECTORS.  In furtherance of and not in limitation of powers conferred by statute, it further provided:

                  (1) Election of directors need not be by written ballot.

                  (2) The Board is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation subject to the provisions of the Fourth Article, Section B.4 hereof.

         SIXTH. LIMITATION ON LIABILITY. No director of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.

         If the GCL or any other statute of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors of the corporation, then the liability of a director of the corporation shall be limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director provided by the foregoing provisions of this Sixth Article.

         Any repeal of or amendment to this Sixth Article shall be prospective only and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or amendment.

         SEVENTH. To the extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) (a "PROCEEDING") because such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) ("EXPENSES"), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.

         To the extent permitted by law, the Corporation may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding because such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.

         The Corporation may advance Expenses incurred by a director or officer in defending any Proceeding in advance of the final disposition of such Proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance Expenses incurred by an employee or agent in defending any Proceeding in advance of the final disposition of such Proceeding upon such terms and conditions, if any, as the Board deems appropriate.

         EIGHTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         This Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the GCL. In lieu of a meeting and vote thereat of the stockholders, the stockholders of the Corporation adopted this Certificate of Incorporation by written consent pursuant to Section 228 of the GCL.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Incorporation to be signed by its President this 22 day of November, 1999.

                                          SECURE COMMERCE SERVICES, INC.


                                          By:   /s/ Flint A. Lane         [SEAL]
                                              ---------------------------------
                                              Name: Flint A. Lane
                                              Title:  President